UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 1, 2007
COLUMBIA EQUITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1750 H Street, N.W., Suite 500
Washington, D.C. 20006
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (202) 303-3080
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Pending Property Acquisitions
On January 8, 2007, Columbia Equity Trust, Inc. (the “Company”) entered into a contract with Gatewood Plaza Limited Partnership, Suburban Hill Joint Venture, Lisa Wasserman Gill and Carolyn Stopack Kaplan (collectively, the “Sellers”) to acquire an 88,000 square foot commercial office property (“Gatewood”) in Fairfax, Virginia for a purchase price of $17,050,000. The Company has committed to make a total deposit of $500,000 for Gatewood. The Company’s due diligence period expired on February 7, 2007. The Company expects to fund the acquisition with the assumption of a $1.9 million mortgage loan and either borrowings under its existing credit facility or through the net sale proceeds from one of the Company’s properties. The specific property that the Company may sell has not yet been identified. Closing of the Gatewood property is expected to occur within 30 to 90 days. The purchase of Gatewood is subject to customary closing conditions including the assumption of the existing mortgage. The deposit is only refundable in the event that the Sellers do not comply with certain closing conditions. The Company provides no assurance that it will complete the purchase of Gatewood.
The Company expects to close the previously announced acquisition (Form 8-K dated December 8, 2006) of a 144,000 square foot office building in Washington, D.C. in March or April 2007. If the Company’s previously announced proposed merger (the “Merger”) with a subsidiary of Commingled Pension Trust Fund (Special Situation Property of JP Morgan Chase Bank, N.A. (“SSPF”)) has not closed at the time of closing of this property acquisition, the Company expects to fund the acquisition through borrowings under its existing credit facility and the assumption of a $14.2 million mortgage loan.
On January 23, 2007, the Company entered into a non-binding letter of intent for the acquisition of certain land purchase contracts and development rights for a proposed approximately 200,000 square foot commercial office development project in Washington, D.C. The purchase price for the land purchase contracts and development rights would be $21.75 million and the total cost of the development is expected to be approximately $125 million. The transaction is subject to negotiation and execution of definitive and binding agreements. In order to secure the project development capabilities the Company would need to proceed with this project, the Company has entered into an option agreement to acquire a 50% interest in a newly formed limited liability company, Carr Realty Partners LLC (the “LLC”), that intends to engage in commercial real estate development and property management, as described further below. If the Company proceeds with the acquisition, the Company expects to exercise the option to acquire the 50% interest in the LLC and the LLC will undertake the development of the project, funded by the Company. In the event the Merger does not close, the Company expects to fund the purchase and development through a joint venture. No discussions have been held with any potential joint venture partner and there can be no assurance that the Company will be able to arrange suitable financing.
Option to Acquire Joint Venture Interest in Property Management and Development Company
On February 1, 2007, the Company entered into a letter agreement (the “Option Agreement”) with SSPF. A copy of the Option Agreement is filed as Exhibit 99.1 hereto. The Option Agreement provides the Company an option, but no obligation or commitment, to acquire from SSPF, on the terms described in the Option Agreement, all of the issued and outstanding stock of Carr Management Holding Corporation (“CMHC”), a newly formed corporation which owns as its sole asset a 50% membership interest in the LLC, a newly-formed limited liability company that intends to engage in commercial real estate development and property management. The remaining 50% membership interest in the LLC is owned by Carr Realty Partners Management LLC (the “Management Entity”), which in turn is owned by individuals who will manage the day-to-day operations of the LLC, including Robert O. Carr, the brother of Oliver T. Carr, III, the Company’s chairman and chief executive officer, and Richard Greninger. Prior to forming the LLC, Robert O. Carr served as the President of CarrAmerica Urban Development, a subsidiary of CarrAmerica Realty Corporation, and Richard Greninger served as a Senior Vice President and Managing Director of Operations for CarrAmerica Realty Corporation.
A copy of the limited liability agreement for the LLC between CMHC and the Management Entity (the “LLC Agreement”) is filed as Exhibit 99.2 hereto. Among other things, the LLC Agreement sets forth the rights of the members of the LLC with respect to distributions of cash flow, allocations of profits and losses, management of the LLC, restrictions on transfer of interests in the LLC and a put right by the Management Entity of its interest in the LLC

The Option Agreement provides that the Company has the option to acquire all of SSPF’s interest in CMHC (and thus a 50% membership interest in the LLC) for a price equal to SSPF’s actual costs incurred in acquiring such interest, including CMHC’s capital contributions to the LLC, plus a 10% internal rate of return on such costs/contributions. Pursuant to the LLC Agreement, CMCH will make an initial capital contribution to the LLC equal to the LLC’s budgeted operating costs for January and February 2007 and additional capital contributions on a monthly basis in an amount sufficient to fund ongoing operations and to reimburse the Management Entity for certain approved expenses incurred in the fourth quarter of 2006. The LLC Agreement provides that CMCH’s (and thus SSPF’s) total capital contributions to the LLC shall not exceed $2,000,000 in the aggregate, or $300,000 prior to the closing of the Merger.
In the event the Agreement and Plan of Merger dated as of November 5, 2006 among SSPF/CET Operating Company LLC, SSPF/CET OP Holding Company LLC, SSPF/CET OP Holding Company Subsidiary, L.P., the Company and Columbia Equity, L.P. (the “Merger Agreement”) is terminated, the Company can exercise the option within 30 days following such termination and will have 90 days from the exercise of the option to close on the acquisition of the 50% interest in the LLC. In such event, the independent directors of the Company will make the determination as to whether the Company will exercise the option.
The terms of the Option Agreement are consistent with the terms of the interim acquisition agreement between the Company and SSPF entered into in connection with the Merger Agreement. A copy of the interim acquisition agreement between the Company and SSPF is filed as Exhibit 99.3 hereto.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1	Agreement dated February 1, 2007 between Columbia Equity Trust, Inc. and SSPF/CET Operating Company with respect to option to purchase limited liability company interests in Carr Realty Partners LLC.

99.2	Amended and Restated Limited Liability Company Agreement of Carr Realty Partners LLC.

99.3	Agreement dated November 5, 2006 between Columbia Equity Trust, Inc. and SSPF/CET Operating Company with respect to interim acquisitions.
Additional Information About the Merger and Where to Find It
     In connection with the proposed merger, Columbia has filed with the United States Securities and Exchange Commission (the “SEC”) a definitive proxy statement. INVESTORS AND SECURITY HOLDERS OF COLUMBIA ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT COLUMBIA, JPMORGAN AND THE PROPOSED MERGER. Investors can obtain the proxy statement and all other relevant documents filed by Columbia with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Columbia by contacting Columbia’s Investor Relations liaison at (202) 303-3080 or accessing Columbia’s investor relations website at www.columbiareit.com. Investors and security holders are urged to read the definitive proxy statement and the other relevant materials when they become available, before making any voting or investment decision with respect to the merger.
     Columbia and JPMorgan and their respective executive officers, directors, and employees may be deemed to be participating in the solicitation of proxies from the security holders of Columbia in connection with the merger. Information about the executive officers and directors of Columbia and the number of shares of Columbia common stock beneficially owned by such persons is set forth in the proxy statement for Columbia’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2006, and Columbia’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed with the SEC on March 31, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of Columbia and JPMorgan and their respective executive officers, directors and employees in the merger by reading the definitive proxy statement.

Cautionary Note Regarding Forward Looking Statements
     Certain statements in this Current Report on Form 8-K that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the outcome of any legal proceedings that may be instituted against Columbia and others; (iii) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (v) the ability to recognize the benefits of the merger; and (vi) the amount of the costs, fees, expenses and charges related to the merger. Although Columbia believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. For a further discussion of these and other factors that could impact Columbia’s future results, performance, achievements or transactions, see the documents filed by Columbia from time to time with the SEC, and in particular the section titled “Risk Factors” in Columbia’s Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 31, 2006. Columbia undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBIA EQUITY TRUST, INC.
Date: February 7, 2007	By:	/s/ John A. Schissel
John A. Schissel
Executive Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX
99.1	Agreement dated February 1, 2007 between Columbia Equity Trust, Inc. and SSPF/CET Operating Company with respect to option to purchase limited liability company interests in Carr Realty Partners LLC.

99.2	Amended and Restated Limited Liability Company Agreement of Carr Realty Partners LLC.

99.3	Agreement dated November 5, 2006 between Columbia Equity Trust, Inc. and SSPF/CET Operating Company with respect to interim acquisitions.

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